EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of IDT Corporation ("IDT") for the registration of 1,500,000 shares of its common stock pertaining to the 1996 Stock Option and Incentive Plan, as Amended and Restated, of our report dated April 28, 1998, with respect to the financial statements of InterExchange, Inc. and combined affiliates as of December 31, 1997, 1996, and 1995 and for the three years then ended, which is included in the Form 8-K/A filed by IDT on May 26, 1998.



                         Amper, Politziner & Mattia P.A.



Edison, New Jersey
February 25, 1999